Exhibit 5.1
D. BRADLEY PECK
(858) 550-6012
bpeck@cooley.com
October 2, 2007
MannKind Corporation
28903 North Avenue Paine
Valencia, California 91355
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by MannKind Corporation, a Delaware corporation (the “Company”), of an aggregate of 27,014,686 shares of the Company’s common stock, par value $0.01 (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-145282) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplements dated October 2, 2007 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (collectively, the “Prospectus Supplements”). (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”) All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

MannKind Corporation
October 2, 2007
Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Cooley Godward Kronish LLP
By:	/s/ D. Bradley Peck
D. Bradley Peck